EXHIBIT 99.1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing on behalf of each of them of a Schedule 13G (including any and all amendments thereto) with respect to the Common Stock of ITC Holdings Corp. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of February 14, 2006.


                       INTERNATIONAL TRANSMISSION HOLDINGS LIMITED PARTNERSHIP

                       By:  Ironhill Transmission, LLC, its General Partner

                       By:  /s/ Lewis M. Eisenberg
                            -------------------------------
                       Name:  Lewis M. Eisenberg
                       Title:  Manager



                       IRONHILL TRANSMISSION, LLC

                       By:  /s/ Lewis M. Eisenberg
                            -------------------------------
                       Name:  Lewis M. Eisenberg
                       Title:  Manager




                       By: /s/ Lewis M. Eisenberg
                           --------------------------------
                           Name:  Lewis M. Eisenberg